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                                                                     EXHIBIT 1.1


                      PEACE ARCH ENTERTAINMENT GROUP INC.

                  1,000,000 Class B Subordinate Voting Shares

                             UNDERWRITING AGREEMENT



                                                                   July __, 1999

THE SEIDLER COMPANIES INCORPORATED
JOSEPHTHAL & CO. INC.
As Representatives of the
Several Underwriters
named in Schedule I hereto
 c/o The Seidler Companies Incorporated
515 South Figueroa Street
Suite 1100
Los Angeles, California 90071-3328


Ladies and Gentlemen:

     Peace Arch Entertainment Group Inc. (formerly known as Vidatron Entertainment Group Inc.), a corporation incorporated under the laws of British Columbia, Canada (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (collectively, the "Underwriters") an aggregate of 1,000,000 Class B Subordinate Voting Shares of the Company (the "Firm Shares"), and to sell to The Seidler Companies Incorporated and Josephthal & Co. Inc., individually, and not in their capacity as the Representatives, five-year warrants (the "Representatives' Warrants") to purchase an aggregate of up to 100,000 Class B Subordinate Voting Shares (the "Representatives' Warrant Shares"), pursuant to the terms and conditions of the Representatives' Warrant Agreement (the "Representatives' Warrant Agreement") filed as an exhibit to the Registration Statement (as hereinafter defined). The Firm Shares are to be sold to each Underwriter, acting severally and not jointly, in such amount as is set forth in Schedule I opposite the name of such Underwriter. In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, the Company proposes to grant to the Underwriters an option to purchase up to an additional 150,000 Class B Subordinate Voting Shares (the "Option Shares"). The Firm Shares and any Option Shares purchased pursuant to this Agreement are herein referred to as the "Shares." The Class B Subordinate Voting Shares of the Company are sometimes referred to herein as the "Limited Voting Shares."
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     You have advised the Company that you are authorized to enter into this
Agreement on behalf of the several Underwriters for whom you are acting as representatives (the "Representatives"), and that The Seidler Companies Incorporated has authority to execute this Agreement, bind the Underwriters and the Representatives and take all actions on behalf of the Representatives referenced in this Agreement.

     1.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to, and agrees with, each Underwriter that:

          (a) The Company has prepared and filed with the United States Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form F-1 (No. 333-10354), including a preliminary prospectus, subject to completion, relating to the Shares. The registration statement, as amended at the time it becomes effective, including financial statements and exhibits and the information (if any) contained in a prospectus that is deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement," and the prospectus in the form first used to confirm sales of the Shares is hereinafter referred to as the "Prospectus."

          (b) No order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any preliminary prospectus has been issued by the Commission and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the Commission; no stop order suspending the sale of the Shares in any jurisdiction designated by you pursuant to Section 5(d) hereof has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated; and any request of the Commission and each securities authority or agency of each other jurisdiction for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with.

          (c) Each preliminary prospectus in the form filed as part of the Registration Statement as originally filed or filed as part of any amendment thereto, or, if different, in the form used in connection with the offering of the Shares, complied fully in all material respects when so filed or used with the Act, and when the Registration Statement becomes effective and at all times subsequent thereto, the Registration Statement (including, if applicable, the information deemed to be part of the Registration Statement at the time it was declared effective pursuant to Rule 430A under the Act) and the Prospectus and any supplements or amendments thereto, shall comply in all material respects with the provisions of the Act and the Registration Statement and any such amendment thereto at the time such Registration Statement or such amendment becomes effective will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any supplements or amendments thereto, will not at any such time contain any untrue statement

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of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation, warranty or agreement as to statements in, or omissions from, any such document, in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the preparation thereof. The Company acknowledges for all purposes under this Agreement (including, without limitation, this paragraph and Sections 6(b) and 7 hereof) that the statements appearing in any preliminary prospectus, the Prospectus or the Registration Statement in the first, second, third, eighth and last paragraphs under the caption "Underwriting" constitute the only written information furnished to the Company by you for use in the Registration Statement or the Prospectus or any preliminary prospectus (or any amendment or supplement thereto). There is no contract or document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          (d) KPMG LLP and Ellis Foster, Chartered Accountants, whose respective reports appear in the Prospectus, are, to the best knowledge of the Company, independent public accountants with respect to the Company as required by the Act. The financial statements (including the related notes) included in the Prospectus and the Registration Statement (and any amendments or supplements thereto) comply as to form with the requirements of the Act, present fairly and accurately the financial condition, the results of the operations and changes in cash flows and equity of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as stated therein); and the other financial and statistical information and the supporting schedules included in the Prospectus and the Registration Statement (and any amendments or supplements thereto), present fairly and accurately, in all material respects, the information required to be stated therein. Such financial statements have been reconciled as required under Item 18 of Form 20-F and Registration S-X under the Act to United States generally accepted accounting principles consistently applied throughout the periods involved. No other financial statements are required by Form F-1, or otherwise, to be included in the Prospectus or the Registration Statement. The selected financial information and statistical data set forth under the captions "Summary Financial and Operating Data" and "Selected Consolidated Financial and Operating Data" in the Prospectus have been prepared on a basis consistent with the consolidated financial statements of the Company.

          (e) The Company does not control or have any interest in, directly or indirectly, any corporation, partnership, association or other entity other than those corporations listed or described on Exhibit 21.1 to the Registration Statement (each, a "Subsidiary" and, collectively, the "Subsidiaries"). The Company and each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority to own or lease and occupy its properties and conduct its business as it is currently being conducted and as described in the Prospectus, and is duly qualified to do business and is in good standing in

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each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined in Section 1(k)); and the Company and each Subsidiary holds all licenses, certificates, permits and approvals from governmental authorities necessary for the conduct of its business as it is currently being conducted and as described in the Prospectus. The expiration of any such licenses, permits or other governmental authorizations would not have a Material Adverse Effect. Complete and correct copies of the respective memorandum, articles of the Company and each of API Aviatar Pictures, Inc., The Eyes Multi-Media Productions, Inc., Soho Enterprises, Inc., Sugar Entertainment Ltd. and Vidatron Television, Inc. (collectively, the "Significant Subsidiaries"), and all amendments thereto, have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the date of the consummation of the sale of the Shares except as disclosed in the Prospectus. None of the Subsidiaries, other than the Significant Subsidiaries, is a "significant subsidiary" within the meaning of Rule 1-20(v) of Regulation S-X under the Act or is otherwise material to the business or operations of the Company. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly issued, are fully paid and nonassessable and, with the exception of 552551 B.C. Ltd. (in which the Company owns a 50% interest only), are owned, of record and beneficially, by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity. There are no options, warrants, subscriptions, securities or other agreements outstanding or in existence, absolute or contingent, entitling any person to purchase or otherwise acquire any capital stock or other equity interest, or any security convertible into or exercisable or exchangeable for any capital stock or equity interest, in any Subsidiary.

          (f) The capitalization of the Company is as set forth under the caption "Capitalization" in the Prospectus, and the Limited Voting Shares and the Class A Multiple Voting Shares of the Company (the "Multiple Voting Shares" and, together with the Limited Voting Shares, the "Voting Shares") conform to all statements relating thereto contained in the Registration Statement and the Prospectus; the outstanding Voting Shares have been, and the Shares, upon issuance and delivery and payment therefor in the manner herein described, will be, duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of the Subsidiaries and approximately 300,000 shares of capital stock of Voyageur Film Capital Corp., the Company does not own, and at the date of the consummation of the sale of the Shares will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any partnership interest or equity interest in any firm, partnership, joint venture, association or other entity. Except as described in the Registration Statement and Prospectus, there are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Voting Shares pursuant to the Company's memorandum, articles or other governing documents or any agreement or other instrument to which the Company is a party or by which it may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Voting Shares.

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          (g) There has not been any material adverse change in, or any adverse development which would have a material adverse effect on, the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole from the date as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, and neither the Company nor any Subsidiary has, directly or indirectly, incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the business of the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock of, or any incurrence of long-term debt or material increase in short-term debt by, the Company or any Subsidiary, or any issuance or grant of options, warrants or rights to purchase the capital stock of the Company, or any declaration or payment of any dividend or other distribution on the capital stock of the Company from the date as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein.

          (h) Neither the Company nor any Subsidiary is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under its memorandum, articles or bylaws, or any material agreement, indenture or other instrument, to which it is a party or by which it is bound, or to which its properties are subject. Neither the issuance, sale or delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement nor the consummation by the Company of the transactions contemplated hereby will result in a violation of, or constitute a default under, the memorandum, articles or bylaws of the Company or any Subsidiary, or any agreement, indenture or other instrument to which the Company or any Subsidiary is a party or by which any of them is bound, or to which any of their respective properties or assets is subject, nor will the performance by the Company of its obligations hereunder violate any law, ordinance, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary. Except for permits and similar authorizations required under the Act and the securities or "blue sky" laws of certain jurisdictions and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any court, governmental agency or body is required in connection with the Company's execution and delivery of this Agreement or consummation of the transactions contemplated hereby.

          (i) The Company has the requisite power and authority to authorize the offering of the Shares and to execute, deliver and perform this Agreement, the Representatives' Warrant Agreement and the Representatives' Warrants and to issue, sell and deliver the Shares and the Representatives' Warrants. This Agreement, the Representatives' Warrant Agreement and the Representatives' Warrants have been duly and validly authorized, executed and delivered by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms except as rights to indemnity and contribution hereunder or thereunder may be limited by federal, state or provincial securities laws or principles of public policy, and

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except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by general equitable principles.

          (j) The Company and the Subsidiaries have good and marketable title to their respective properties and assets, free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not have a material adverse effect on the value of such properties and assets and do not interfere with the use made or proposed to be made of such properties and assets by the Company and the Subsidiaries, and any real property and buildings held under lease by the Company or any Subsidiary are held by it under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries. The properties owned by the Company and the Subsidiaries conform to all relevant zoning regulations, development controls, use restrictions and other applicable laws and regulations. The properties and assets of the Company and the Subsidiaries necessary to the conduct of their respective businesses (as presently conducted and as described in the Prospectus) are in good repair (reasonable wear and tear excepted), insured in accordance with industry practice and suitable for their current and intended uses. To the Company's knowledge, each of the buildings on the properties owned by the Company and the Subsidiaries fully complies with all applicable laws, is structurally sound, in good repair and condition and free of defects, except for reasonable wear and tear, and is not subject to any outstanding municipal work orders, fire up-grading requirements, health orders or other notices of building deficiencies from any governmental authority which requires the Company or any Subsidiary to cure, repair or rectify any breach or non-compliance of the building or any use thereof.

          (k) Neither the Company nor any Subsidiary is in violation of any federal, state, local, provincial or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos or asbestos-containing materials, or polychlorinated biphenyls ("Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation could have a material adverse effect on the condition, financial or otherwise, or the earnings, cash flow, business affairs or business prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). "Violation" includes, but is not limited to, noncompliance with any permit or other governmental authorization required under applicable Environmental Laws and noncompliance with the terms and conditions of any such permit or authorization.

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          (l) Neither the Company nor any Subsidiary has received any communication (written or oral), whether from a governmental authority, citizens' group, employee or otherwise, alleging that the Company or any Subsidiary, or any other person or entity for whom the Company or any Subsidiary is or may be liable is not in full compliance with any Environmental Laws or permit or authorization required under applicable Environmental Laws, and, to the Company's knowledge, there are no circumstances that may prevent or interfere with such full compliance in the future, except where failure to so comply would not have a Material Adverse Effect.

          (m) There is no claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence in or release into the environment of any Materials of Environmental Concern at any location owned, leased or operated, now or in the past, by the Company or any Subsidiary, or any other person or entity for whom the Company or any Subsidiary, is or may be liable, or (ii) circumstances forming the basis of any violation or, to the Company's knowledge, alleged violation of any Environmental Law (collectively, "Environmental Claims") pending or, to the Company's knowledge, threatened against the Company or, to the Company's knowledge, pending or threatened against any other person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law.

          (n) Except as set forth in the Registration Statement and Prospectus, to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against the Company or any Subsidiary with respect to property owned, leased or operated by or for the Company or any Subsidiary, now or in the past, or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law.

          (o) Except as would not, singly or in the aggregate, have a Material Adverse Effect, neither the Company nor any Subsidiaries has (A) violated any applicable federal, state, provincial or foreign law relating to employment or employment practices or the terms and conditions of employment, including, without limitation, discrimination in the hiring or other human rights matters, promotion or pay of employees, wages, hours of work, overtime pay, plant closings and layoffs, collective bargaining, and occupational safety and health, or any provisions of Employment Standards Act of British Columbia or the rules and regulations promulgated thereunder or any other applicable law (whether foreign or domestic) relating to or governing the operation or maintenance of any employee benefit plan or arrangement, nor (B) engaged in any unfair labor practice. There is no unfair labor practice charge or complaint pending or, to the Company's knowledge, threatened against the Company before the British Columbia Labor Relations Board or any corresponding state,

                                      7
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local, provincial or foreign agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the Company's knowledge, threatened against the Company which would, singly or in the aggregate, have a Material Adverse Effect; and no union representation claim pending with respect to the employees of the Company or any Subsidiary, and to the Company's knowledge, no union organizing activities taking place. No labor dispute involving the employees of the Company or any Subsidiary is pending or, to the Company's knowledge, threatened or imminent which could singly or in the aggregate have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any principal vendors, suppliers or contractors of the Company which could singly or in the aggregate have a Material Adverse Effect.

          (p) There is no legal or governmental proceeding to which the Company or any Subsidiary is a party or to which any of their respective properties or assets is subject or which is pending or, to the Company's knowledge, threatened or contemplated against the Company or any Subsidiary which could result in any Material Adverse Effect or which is required to be disclosed in the Registration Statement or the Prospectus.

          (q) Neither the Company nor any Subsidiary is in violation of any law, ordinance, rule, administrative regulation or decree known to the Company of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, which violation could have a Material Adverse Effect.

          (r) Neither the Company nor any Subsidiary has taken, or shall take, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Limited Voting Shares to facilitate the sale or resale of the Shares, provided, however, that the Company shall be entitled to make such disclosures and filings as may be required by applicable law or the rules of The Toronto Stock Exchange.

          (s) The Company and each Subsidiary have timely (giving effect to permitted extensions) and properly prepared and filed all necessary federal, state, provincial, local and foreign income, franchise and any other required tax returns and have paid all taxes shown as due thereon (other than those being contested in good faith), and neither the Company nor any Subsidiary has any knowledge of any tax deficiency which has been or might have a Material Adverse Effect.

          (t) (A) Neither the Company nor any Subsidiary has at any time and, to the Company's knowledge, (B) no employee or agent acting on behalf of the Company or any Subsidiary has at any time within the last five years, (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation or ordinance requiring such disclosure, (ii) made any payment to any local, state, provincial, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or

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(iii) engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

          (u) Except as contemplated by this Agreement, the Company is not aware of any claims for services in the nature of a finder's fee, brokerage fee or otherwise with respect to this offering for which the Company or any Subsidiary or any of the several Underwriters may be responsible.

          (v) The Company and the Subsidiaries own or possess adequate rights to use all trademarks, service marks, trade names and copyrights necessary for the conduct of their respective businesses as currently conducted and as described in the Prospectus and have taken reasonable security measures to protect the secrecy, confidentiality and value of their respective trade secrets and know-how which are valid and protectible and are not part of the public knowledge or literature and which are necessary for, used in, or proposed to be used in the conduct of their respective businesses as described in the Prospectus. Neither the Company nor any Subsidiary has received any notice of infringement of or conflict with, and neither the Company nor any Subsidiary, to the best of the Company's knowledge, is infringing or in conflict with, asserted rights of others with respect to any trademarks, service marks, trade names, copyrights, trade secrets or other intellectual property rights which could, singly or in the aggregate, have a Material Adverse Effect.

          (w) There are no outstanding loans or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any affiliate of the Company or any Subsidiary, any of the officers or directors of the Company or any Subsidiary, or any of the members of the families of any of the foregoing, which are required by the Act to be described in the Registration Statement or the Prospectus except such that are so described.

          (x) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with Canadian generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y) The Company has not received any notice from the American Stock Exchange (the "AMEX") that the AMEX intends to decline to permit the listing of the Shares.

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          (z) The Company is not, and upon consummation of the transactions contemplated hereby will not be, an "investment company" under the United States Investment Company Act of 1940.

          (aa) The Company or its Subsidiaries, as the case may be, currently is eligible to receive refundable tax credits under the Income Tax Act (Canada) and the Income Tax Act (British Columbia) as contemplated by the Prospectus, and neither the Company nor any Subsidiary has taken, or shall take, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to cause the loss of eligibility for or material reduction in these tax credits.

          (ab) There are no reports or information that in accordance with the requirements of the securities commission or similar regulatory authority (each, Canadian Securities Regulators) must be made publicly available in connection with the offering of the Shares that have not been made publicly available as required; and there are no documents required to be filed with the Canadian Securities Regulators in connection with the offering that have not been filed as required.

          (ac) The Representatives' Warrant Shares have been duly authorized and reserved for issuance upon the exercise of the Representatives' Warrants and, when issued upon payment of the purchase price therefor provided in the Representatives' Warrants, will be validly issued, fully paid and nonassessable.

     Any certificate signed by any duly authorized officer of the Company and delivered to you or counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     2.   Sale and Delivery of the Shares to the Underwriters.
          ---------------------------------------------------

          (a) Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite such Underwriter's name on Schedule I hereto at a price per share of U.S.$_____________ (the "Purchase Price").

          (b) Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase from the Company at the Purchase Price any or all of the Option Shares (the "Option"). The Option may be exercised only to cover over-allotments in connection with the distribution and sale of the Firm Shares by the Underwriters. The Option may be exercised in whole or in part at any time on or before the 45th day after the effective date of the Registration Statement upon written notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the Option. Delivery of certificates for the Option Shares by the Company and payment therefor to the Company shall be made as provided in Section 3 hereof. The

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number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares, subject to such readjustments as the Representative in their absolute discretion shall make to eliminate fractional shares. As Representatives of the several Underwriters, you may cancel the Option at any time by giving written notice of cancellation to the Company. If the Option is cancelled or expires unexercised in whole or in part, the Company shall promptly deregister under the Act the Option Shares not sold hereunder.

     3.   Delivery of and Payment for Shares.  Delivery of certificates for the
          ----------------------------------
Firm Shares to be purchased by the Underwriters from the Company shall be made against payment therefor by certified or official bank check or checks drawn upon or by a New York Clearing House bank and payable in next-day funds to the account of the Company. Such delivery and payment shall be made at 6:30 A.M., local time, at the offices of The Seidler Companies Incorporated, 515 South Figueroa Street, Suite 1100, Los Angeles, California (or such other place as mutually may be agreed upon by you and the Company), on the third full business day following the date of the public offering as advised by you to the Company or at such other date not more than seven full business days thereafter as shall be determined by you and the Company (unless, in either case, postponed pursuant to Section 11) (the "First Closing Date").

     The Option granted in Section 2 hereof may be exercised during the term thereof by written notice to the Company from you. Such notice shall set forth the aggregate number of Option Shares as to which the Option is being exercised and the time and date, not earlier than either the First Closing Date or the second business day after the date on which the Option shall have been exercised nor later than the seventh business day after the date of such exercise, as determined by you, when the Option Shares are to be delivered (the "Option Closing Date"). Delivery and payment for such Option Shares is to be at the offices set forth above for delivery and payment of the Firm Shares. Delivery of certificates for the Option Shares to be purchased by the Underwriters shall be made against payment therefor by certified or official bank checks drawn upon or by a New York Clearing House bank and payable in next-day funds to the account of the Company. The First Closing Date and the Option Closing Date are herein individually referred to as the "Closing Date" and collectively referred to as the "Closing Dates."

     Delivery of certificates for the Shares shall be made by or on behalf of the Company to you, or the respective accounts of the Underwriters, against payment by you, for the several accounts of the Underwriters, to the Company. The certificates for the Shares shall be registered in such names and denominations as you shall have requested at least three full business days prior to the applicable Closing Date, and shall be made available for checking and packaging at a location as may be designated by you not later than 10:00 A.M. at least one full business day prior to such Closing Date. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

     4.   Offering by Underwriters.  On the terms and subject to the conditions
          ------------------------
hereof, as soon after the Registration Statement becomes effective as in the judgment of the Representatives is advisable, the several Underwriters propose to offer the Shares to the public as set forth in the Prospectus. The Representatives may from time-to-time increase or decrease the public offering price after distribution of the Shares has been completed to such extent as the Representatives, in their sole discretion deem advisable. The Underwriters may enter into one or more agreements as the Underwriters, in each of their sole discretion, deem advisable with one or more broker-dealers who shall act as dealers in connection with such public offering.

     The Underwriters represent and warrant to, and covenant and agree with, the Company that during the course of the distribution of the Shares to the public by or through the Underwriters:

          (a) the Underwriters will offer the Shares for sale to the public and will sell the Shares only in those jurisdictions where they may be lawfully offered for sale or sold, and, in any event, the Underwriters will not offer the Shares for sale to the public in Canada and will not knowingly sell the Shares to any residents of Canada;

          (b) the Underwriters will ensure that any agreement entered into by the Underwriters with any one or more broker-dealers, who act as dealers in connection with the public offering of the Shares, will contain a covenant whereby the broker-dealers agree not to offer the Shares for sale to the public in Canada and not to knowingly sell the Shares to any residents of Canada;

          (c) the Underwriters acknowledge that the Company will insert a provision in the transfer agency agreement between the U. S. transfer agent and the Company requiring the transfer agent not to register the Shares in the name of any resident of the Province of Ontario for a period of 90 days from the First Closing Date; and

          (d) the Underwriters will comply with all Prospectus delivery requirements under the Act.

     The Company authorizes the Underwriters to use preliminary prospectuses and to make them available for use by prospective underwriters and dealers and authorize the Underwriters and all dealers acquiring Shares from an Underwriter to use the Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) in connection with the sale of the Shares until the earlier of the completion of the public offering or the 90th day following the effectiveness of the Registration Statement.

     5.   Covenants.  The Company covenants and agrees with each Underwriter
          ---------
that:

          (a) The Company shall use its reasonable best efforts to cause the Registration Statement to become effective at the earliest possible time or, if the procedure in Rule 430A of the Act is utilized, to comply with the provisions of, and make all requisite filings with the Commission pursuant to, Rule 430A of the Act and to notify you promptly (in writing, if requested) of all such filings. The Company shall notify you promptly and confirm such notification in writing, (i) when the Registration Statement has become effective (if such Registration Statement has not otherwise become effective prior to the execution of this Agreement), if and when any Prospectus is mailed (or otherwise sent for filing pursuant to Rule 424 under the Act), and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the happening of any event during the period referred to in paragraph (c) below that makes any statement of a material fact made in the Registration Statement untrue or that requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statement therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or that requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and
(iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information relating thereto. The Company shall prepare and file with the Commission, promptly upon your request, any amendments of or supplements to the Registration Statement or the Prospectus which, in the opinion of counsel to the several Underwriters, may be necessary or advisable in connection with the distribution of the Shares and shall use every reasonable effort to cause the same to become effective as promptly as possible; and the Company shall not file any amendment of or supplement to the Registration Statement or the Prospectus, whether before or after the time when the Registration Statement becomes effective, which has not previously been submitted to you a reasonable time before the proposed filing thereof or to which you shall reasonably object in writing. The Company shall advise you promptly after it shall receive notice thereof of the issuance by the Commission or any State or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any preliminary prospectus or the Prospectus or suspending the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any such purpose; and the Company shall use every reasonable effort to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

          (b) The Company shall furnish to the Underwriters, from time to time and without charge, a reasonable number of copies of the Registration Statement of which, upon request, two for you and one for counsel to the Underwriters shall be signed, and shall include exhibits and all amendments and supplements to such Registration Statement.

          (c) Within the time during which a Prospectus relating to the Shares is required to be delivered under the Act, the Company shall furnish to each Underwriter, at the Company's expense, as many copies of the Prospectus (and of each amendment or supplement thereto) as such Underwriter may reasonably request, and the Company shall comply with all requirements imposed upon it by the Act, as now and hereafter amended, so far as is necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which, in the opinion of counsel for the Underwriters or in the judgment of the Company, the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company shall promptly notify you and, subject to the provisions of Section 5(a), shall amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance, and will furnish to each Underwriter and to such dealers as you shall specify such number of copies as such Underwriter or dealers may reasonably request.

          (d) The Company shall use its reasonable best efforts to take or cause to be taken all necessary action and furnish to whomever you may direct such information as may be required in qualifying the Shares for sale under the laws of such state jurisdictions which you shall designate and to continue such qualifications in effect for as long as may be required for the distribution of the Shares; except that in no event shall the Company be obligated in connection therewith to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not otherwise so subject. The Company shall file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

          (e) As soon as practicable, but in any event not later than 60 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs the Company will make generally available to its shareholders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representatives, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of
Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

          (f) For a period of six months following the First Closing Date, the Company will not, without your prior written consent, (i) purchase any Voting Shares or equity securities of the Company or (ii) offer, issue, sell, contract to sell, transfer or otherwise dispose of, for value or otherwise, directly or indirectly, any Voting Shares or other equity securities of the Company or any securities convertible into or exchangeable for, or warrants to purchase or acquire, Voting Shares, except (w) pursuant to this Agreement or (x) pursuant to the exercise of stock options, warrants or performance share escrow agreement outstanding as of the date of the Prospectus and disclosed therein, (y) pursuant to the grant of options to employees, officers, consultants or directors of the Company or its Subsidiaries pursuant to the Company's Stock Option Plan to purchase Voting Shares at an exercise price of not less than the public offering price of the Shares as set forth in the Prospectus, provided that such options do not become exercisable prior to six months following the First Closing Date, or (z) Limited Voting Shares issued pursuant to the conversion of Multiple Voting Shares outstanding as of the date of the Prospectus.

          (g) The Company shall apply the net proceeds of the sale of the Shares sold by it in the manner specified under the caption "Use of Proceeds" in the Prospectus.

          (h) The Company shall timely complete all required filings and otherwise fully comply in a timely manner with all provisions of the Act in connection with the public offering of the Shares.

          (i) The Company shall pay or cause to be paid (A) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Shares, (B) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each preliminary prospectus and the Prospectus, as amended or supplemented, and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriters' Questionnaires, Underwriters' Powers of Attorney, Blue Sky Memoranda, Agreements Among Underwriters and Selected Dealer Agreements and any letters transmitting the offering material to Underwriters or selling group members (including costs of mailing and shipment), (C) all filing fees and reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Shares under state securities laws as provided in Section 5(d) hereof up to a maximum of U.S.$10,000, (D) the filing fee of the National Association of Securities Dealers, Inc., (E) any applicable listing fees, including the fee for listing the Company's Limited Voting Shares on the AMEX,
(F) the cost of printing certificates representing the Shares, (G) the cost and charges of any transfer agent or registrar, (H) the costs and expenses of all pre-closing and post-closing advertisements relating to the offering of the Shares, (I) the costs and charges of preparing and distributing to the Representatives four bound volumes of documents and instruments relating to the transactions contemplated by this Agreement, (J) the costs and expenses of travel and lodging of the Company's officers and representatives relating to meetings with and presentations to prospective purchasers of the Shares, and (K) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this section; provided, however, that the Underwriters shall pay the fees and expenses of their counsel (other than as provided in clause (c) above) and their costs and expenses relating to meetings with and presentations to prospective purchases of the Shares. In addition, at the First Closing and at each Option Closing, the Company shall also pay to The Seidler Companies Incorporated, individually, and not in its capacity as one of the Representatives, a non-accountable expense allowance equal to two percent (2%) of the initial public offering price of the Shares purchased and sold at such closing.

          (j) The Company, at its expense, shall furnish to its shareholders an annual report (including financial statements prepared in accordance with Canadian generally accepted accounting principles audited by independent certified public accountants), and, as soon as practicable after the end of each of the first three quarters of each fiscal year, a statement of operations of the Company for such quarter (which may be in summary form), all in reasonable detail, and during the five-year period after the date hereof, at its expense, will furnish you (i) concurrently with providing such reports to its shareholders, a balance sheet of the Company and any subsidiaries as and at the end of such fiscal year, together with statements of income or operations, shareholders' equity and cash flows of the Company and any consolidated subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent certified public accountants; (ii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iii) as soon as they are available, a copy of all periodic reports and financial statements furnished to or filed with the Commission, the AMEX or the NASD; and (iv) such other information of a public nature concerning the Company as you may from time to time reasonably request. In addition, during such five-year period the Company shall furnish you, concurrently with its release, every material press release and every material news item or article in respect of the Company or its affairs that is released or prepared by the Company.

          (k) So long as the Company has an active subsidiary or subsidiaries, the financial statements provided for in Section 5(j) shall be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its shareholders generally. Separate financial statements shall be furnished for any subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the Act.

          (l) The Company shall use its best efforts to cause each of the Company's officers, and directors to execute and deliver to you on or before the First Closing Date a written agreement, in form and content satisfactory to you and counsel for the Underwriters, not to offer, sell, contract to sell, transfer or otherwise dispose of, directly or indirectly, for value or otherwise, any Voting Shares or other equity securities of the Company or any securities convertible into or exchangeable for, or warrants to purchase or acquire, Voting Shares, now owned or hereafter acquired by such person, for a period of six months from the First Closing Date, except with your prior written consent.

          (m) The Company and its subsidiaries shall continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with Canadian generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (n) The Company shall comply with all registration, filing and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which may from time to time be applicable to the Company.

          (o) The Company shall make all filings required, including registration under the Exchange Act, to obtain and maintain the listing of the Limited Voting Shares on the AMEX concurrently with the effective date of the Registration Statement.

          (p) The Company shall maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Limited Voting Shares.

          (q) As soon as practicable, but in no event more than 30 days from the effective date of the Registration Statement, the Company take all necessary and appropriate actions to be included in Standard and Poors Corporation Descriptions and Moodys OTC Manual and to continue such inclusion for a period of not less than five years.

          (r) For a period equal to the lesser of five years from the date hereof, and the sale to the public of the Representatives' Shares, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form F-1 (or other appropriate form) for the registration under the Act of the Representatives' Shares.

          (s) If any time during the 25-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Limited Voting Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company shall, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and if deemed appropriate by the Company and its counsel in consultation with you and your counsel, disseminate a press release or other public statement reasonably satisfactory to you responding to or commenting on such rumor, publication or event.

          (t) Commencing not later than the First Closing Date, the Company's Board of Directors shall include at least two independent directors.

          (u) The Company shall supply the Underwriters with copies of all correspondence to and from and all documents issued to and by the Commission or the Commission's staff in connection with the registration of the Shares under the Act.

          (v) At or prior to the First Closing Date, the Company shall enter into with The Seidler Companies Incorporated and Josephthal & Co. Inc., individually, and not in their capacity as the Representatives, the Representatives' Warrant Agreement and sell and issue to The Seidler Companies Incorporated and Josephthal & Co. Inc. the Representatives' Warrants.

     6.   Conditions to the Underwriters' Obligations.  The obligations of the
          -------------------------------------------
several Underwriters hereunder are subject to the accuracy, as of the date hereof and each Closing Date (as if made at such Closing Date), of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:30 P.M., eastern time, on the date following the date of this Agreement or, with your consent, at a later time and date as you may agree in writing; all filings required by Rule 424 and Rule 430A of the Act shall have been made; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceedings for the issuance of such an order shall have been commenced or shall be pending, or, to the knowledge of the Company, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to you and complied with to your satisfaction; and no stop order suspending the sale of the Shares in any jurisdiction shall have been issued, and no proceeding for that purpose shall have been instituted, or, to the knowledge of the Company, threatened or contemplated.

          (b) On each Closing Date (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the Act and shall conform in all material respects to the Act, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in the light of the circumstances under which they were made) not misleading; (ii) there shall not have been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development which might reasonably be viewed as resulting in a material adverse change in or affecting the assets, properties, results of operation, financial condition or business prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (iii) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the applicable Closing Date; and (iv) the representations and warranties of the Company set forth in Section 1 shall be accurate as though expressly made at and as of the applicable Closing Date. At each applicable Closing Date, you shall have received a certificate executed by the

Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the applicable Closing Date, to such effect and with respect to the following additional matters: (A) based on the oral advice of the Commission, the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the Act; and (B) they have carefully reviewed the Registration Statement and the Prospectus and when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein (with respect to the Prospectus, in the light of the circumstances under which they were made) not misleading and neither the Registration Statement nor the Prospectus and any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth; and (C) all representations, warranties, covenants and statements made herein by the Company are true and correct in all material respects at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed by the Company on or prior to such Closing Date have been duly performed; provided, however, that the Chief Executive Officer and the Chief Financial Officer need not make any certification with respect to any statements made in reliance upon, and in conformity with, written information furnished to the Company by you, specifically for use in the preparation of the Registration Statement and the Prospectus.

          (c) You shall have received from Ellis Foster, Chartered Accountants, a letter, dated the date hereof, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the Act, stating in effect that:

                 (i) in their opinion, the consolidated financial statements included in the Registration Statement and covered by their report thereon comply as to form in all material respects with the applicable accounting requirements of the Act; and

                (ii) in addition to the procedures referred to in clause (i) above and the audit referred to in their report included in the Registration Statement, they have carried out certain specific procedures, not constituting an audit in accordance with Canadian generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by you which are derived from the general accounting records of the Company, which appear in the Registration Statement or the exhibits or schedules thereto and are specified by you, and have compared such amounts, percentages and financial information with the accounting records of the Company and with material derived from such records and have found them to be in agreement.

          (d) You shall have received from KPMG LLP, a letter, dated the date hereof, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the Act, stating in effect that:

                 (i) in their opinion, the consolidated financial statements included in the Registration Statement and covered by their report thereon comply as to form in all material respects with the applicable accounting requirements of the Act;

                (ii) on the basis of limited procedures (set forth in detail in such letter and made in accordance with such procedures as may be reasonably specified by you) not constituting an audit in accordance with generally accepted auditing standards, consisting of (but not limited to) a reading of the latest available internal unaudited consolidated financial statements of the Company, a reading of minute books of the Company, inquiries of officials of the Company responsible for financial and accounting matters, and such other inquiries and procedures, as may be specified in such letter:

                     (A) nothing has come to their attention which caused them to believe that the unaudited consolidated financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act or are not presented in conformity with Canadian generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement;

                     (B) the financial data for the five fiscal years ended August 31, 1998 and for the six-month periods ended February 28, 1998 and 1999, included in the Prospectus under the caption "Prospectus Summary -Summary Selected Financial Data" agree with the corresponding amounts in the audited consolidated financial statements or unaudited consolidated financial statements, as appropriate, of the Company for such periods;

                     (C) at a specified date not more than five business days prior to the date of delivery of such letter, there was no change in the capital stock, bank indebtedness, due to directors and shareholders, or long-term debt of the Company other than scheduled repayments, or any decreases in total assets, shareholders' equity or other items specified by the Underwriters from that set forth in the consolidated balance sheet at February 28, 1999, included in the Prospectus, except as described in the Prospectus or such letter; or

                     (D) for the period from February 28, 1999, to a specified date not more than five days prior to the date of delivery of such letter, there were no decreases in revenue, earnings from operations, earnings before income taxes, or total or per share amounts of net earnings of the Company, in each case as compared with the corresponding period of the preceding year, except in each case for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iii) in addition to the procedures referred to in clause (ii) above and the audit referred to in their report included in the Registration Statement, they have carried out certain specific procedures, not constituting an audit in accordance with Canadian generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by you which are derived from the general accounting records of the Company, which appear in the Registration Statement or the exhibits or schedules thereto and are specified by you, and have compared such amounts, percentages and financial information with the accounting records of the Company and with material derived from such records and have found them to be in agreement.

          (e) At each Closing Date you shall have received from KPMG LLP a letter, in form and substance satisfactory to you and dated as of such Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (c) above, except that the specified date referred to shall be a date not more than five business days prior to such Closing Date.

          (f) In the event that any of the letters to be delivered pursuant to subsections (d) and (e) above sets forth any such changes, decreases or increases, it shall be a further condition to your obligations that you shall have determined, after discussions with officers of the Company responsible for financial and accounting matters and with KPMG LLP, that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the capital stock, bank indebtedness, due to directors and shareholders, long-term debt, total assets, or shareholders' equity of the Company as compared with the amounts shown in the latest consolidated balance sheet of the Company, or a material adverse change in revenues or the total or per share amounts of net earnings, of the Company, in each case as compared with the corresponding period of the prior year.

          (g) On each Closing Date, you shall have received from Troy & Gould Professional Corporation, U.S. counsel for the Underwriters, and Bull Housser & Tupper Canadian counsel for the Underwriters, such opinions with respect to the Registration Statement, the Prospectus and other related matters as you reasonably may require and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (h) On each Closing Date, there shall have been furnished to you the opinions (addressed to the Underwriters) of Brand Farrar & Buxbaum LLP, U.S. counsel for the Company (as to matters of U.S. law), Page Fraser & Associates, Canadian counsel for the Company (as to matters of Canadian law), and Thorsteinssons, Tax Lawyers, special Canadian tax counsel for the Company (as to Canadian tax matters discussed under the caption "Tax Considerations" in the Prospectus), dated such Closing Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters and stating that it may be relied upon by counsel for the Underwriters in giving their opinions, to the collective effect that:

                 (i) The Company and each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated, with full corporate power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which, to such counsel's knowledge, the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

                (ii) The authorized, issued and outstanding capital stock of the Company conforms as to legal matters in all material respects to the description thereof as set forth under the caption "Description of Capital Stock" in the Prospectus. The Voting Shares and the Representatives' Warrants conform as to legal matters in all material respects to the description thereof contained in the Registration Statement and the Prospectus. The outstanding Voting Shares have been, and the Shares that are being sold by the Company, upon issuance and delivery and payment therefor in the manner herein described will be, duly authorized, validly issued, fully paid and nonassessable. Except as described in the Registration Statement and Prospectus, there are no preemptive or, to the knowledge of such counsel, other rights to subscribe for or to purchase, or any restrictions upon the voting or transfer of, any shares of Voting Shares pursuant to the Company's memorandum or articles or any agreement or other instrument known to such counsel to which the Company is a party or by which it may be bound; and to such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement, or the offer and sale of the Representatives' Warrants (or the Representatives' Warrant Shares) as contemplated by the Representatives' Warrant Agreement, gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Voting Shares. To such counsel's knowledge, the Company has no subsidiaries other than the Subsidiaries.

               (iii) Neither the issuance, sale or delivery by the Company of the Shares or the Representatives' Warrants, nor the execution, delivery and performance of this Agreement and the Representatives' Warrant Agreement by the Company, nor the consummation by the Company of any of the other transactions contemplated hereby and thereby will result in a violation of, or constitute a default under, the memorandum or articles of the Company, or result in a material violation of or constitute a default under any material agreement, indenture or other instrument known to such counsel, to which the Company or any Subsidiary is a party or by which any of them is bound, or to which any of their properties is subject, nor, to such counsel's knowledge, will the performance by the Company of its obligations hereunder violate any law, ordinance, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary; provided, however, that no opinion need be rendered regarding any state or provincial securities or "blue sky" laws. Except for permits and similar authorizations required under the Act, by the NASD or under the securities or "blue sky" laws of certain jurisdictions and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any court or governmental agency or body is required in connection with the consummation by the Company of the transactions contemplated by this Agreement and the Representatives' Warrant Agreement.

                (iv) To such counsel's knowledge, no event has occurred that renders, or with the giving of notice or lapse of time or both would render, the Company or any Subsidiary in violation of or in default under its memorandum or articles or, to such counsel's knowledge, in violation of any material agreement, indenture or other instrument known to such counsel, to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of their respective properties or assets is subject.

                 (v) Based upon the oral advice of the Commission, the Registration Statement and all post-effective amendments thereto have become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending before or contemplated by the Commission and all filings required by Rule 424 and Rule 430A of the Act have been made in a timely manner; and the Registration Statement and the Prospectus and any amendment or supplement thereto, as of their respective effective dates and as of each Closing Date, complied as to form in all material respects with the requirements of the Act (except that counsel need express no opinion on or take any responsibility for the financial statements contained therein or any financial or statistical data derived therefrom).

                (vi) The statements under the captions "Dividend Policy," "Business -Regulatory Considerations," "Description of Capital Stock," "Shares Eligible for Future Sale," "Underwriting," "Management," and "Tax Considerations" in the Prospectus and in Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings; and such counsel does not know of any contracts or documents of a character required to be summarized or described in the Registration Statement or the Prospectus or required to be filed as exhibits to the Registration Statement which are not so summarized, described or filed. There are no statutes or regulations applicable to the Company or any Subsidiary or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any Subsidiary of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and described therein.

               (vii) Except as described in the Prospectus, such counsel does not know of any past, pending or threatened action, suit, proceeding, inquiry or investigation before any court or before or by any public, regulatory or governmental body or board against or involving the properties or businesses of the Company or any Subsidiary of a character required to be disclosed in the Prospectus or, as to threatened litigation, of a character which would be required to be disclosed if filed, or in either case which, if successful, would have a Material Adverse Effect.

              (viii) Such contracts and documents as are summarized in the Prospectus are fairly summarized in all material respects; and, to such counsel's knowledge, each contract or document so described is in full force and effect in accordance with its terms.

                (ix) The Company has the corporate power and authority to enter into and perform this Agreement and the Representatives' Warrant Agreement, and to issue, sell and deliver the Shares and the Representatives' Warrants being issued, sold and delivered by the Company hereunder; this Agreement and the Representatives' Warrant Agreement have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and binding agreement of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the rights of creditors generally and by general equitable principles, and except as rights to indemnification or contribution may be limited under federal and state securities laws or may be contrary to public policy.

                 (x) All corporate action required in connection with the authorization and issuance of the Shares and the Representatives' Warrants and the sale of the Shares and the Representatives' Warrants by the Company in accordance with the terms of this Agreement and the Representatives' Warrants have been taken and all authorizations, consents, approvals, licenses or other orders of any regulatory body, administrative agency or other governmental body or, to such counsel's knowledge, any other person or entity required for the valid issuance, sale and delivery of the Shares and the Representatives' Warrants hereunder and thereunder have been obtained (except that no opinion need be expressed with respect to such authorizations, consents, approvals, licenses or other orders as may be required by the state or provincial securities or "blue sky" laws of any jurisdiction in connection with the sale of the Shares and the Representatives' Warrants ).

                (xi) To such counsel's knowledge, the Company and each Subsidiary has obtained all material licenses, permits and other governmental authorizations necessary to the conduct of its business as described in the Prospectus and such licenses, permits and other governmental authorizations are in full force and effect and the Company and each Subsidiary is in all material respects complying therewith.

               (xii) The form of certificate representing the Limited Voting Shares and filed as an exhibit to the Registration Statement is in due and proper form under the laws of British Columbia, Canada, and other applicable laws.

              (xiii) The Representatives' Warrant Shares have been duly authorized and reserved for issuance and, when issued and delivered upon payment therefor in accordance with the terms of the Representatives' Warrants, will be duly and validly issued, fully paid and non-assessable.

               (xiv) The offer and sale of all securities of the Company made within the last three years as set forth in Item 15 of the Registration Statement were exempt from the registration requirements of the Act and from the registration and prospectus requirements of all relevant state, provincial and local securities laws.

                (xv) The Shares have been approved for listing on the AMEX, subject to official notice of issuance.

               (xvi) The Company is not, and upon consummation of the transactions contemplated hereby will not be, an "investment company" under the United States Investment Company Act of 1940.

              (xvii) No stamp tax or other issuance, goods and services or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to any authority in Canada or in any of its provinces in connection with (A) the issuance, sale and delivery of the Shares to the Underwriters in the manner contemplated in this Agreement, (B) the resale and delivery of such Shares by the Underwriters in the United States in the manner contemplated in the Prospectus, or (C) the payment by the Company of any commission or fee to or for the account of the Underwriters in connection with their services with respect to clauses (A) and
(B) above or any other transaction contemplated hereby;

             (xviii) This Agreement is in proper legal form under the laws of the Province of British Columbia for the enforcement thereof against the Company in the Province of British Columbia without further action on the part of the Underwriters; and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in the Province of British Columbia it is not necessary that it be filed or recorded with any court or other authority in the Province of British Columbia (except at the time of enforcement so as to enter same as evidence) or that any stamp or similar tax be paid on or in respect of any such document or the Shares;

               (xix) Assuming the choice of the law of the State of California provided for in this Agreement is effective under such law, the Company has the corporate power to submit to the jurisdiction of the courts of the State of California or the courts of the United States having jurisdiction in the State of California in respect of any legal actions or proceedings arising out of this Agreement;

                (xx) A court of competent jurisdiction in the Province of British Columbia (a "British Columbia Court") would uphold the choice of the law of the State of California as the proper law governing this Agreement, and subject to paragraph (xxi) below, would apply the internal laws of the State of California, to the extent specifically pleaded and proven, in any action seeking to enforce this Agreement;

               (xxi) Subject to the qualifications contained herein and to the qualification that enforcement in the Province of British Columbia of the indemnity and contribution provisions set forth in Section 8 of this Agreement may be limited by the laws of the Province of British Columbia and the federal laws of Canada applicable therein, there are no reasons under the present laws of the Province of British Columbia and the federal laws of Canada applicable therein upon the grounds of public order as understood in international relations for avoiding recognition of a judgment of a California Court enforcing the performance of this Agreement by a judgment awarding a sum of money as compensatory damages or for avoiding to enforce the choice of law provisions of this Agreement; and

              (xxii) Except as described in the Prospectus, to such counsel's knowledge, there are no claims, payments, issuances, arrangements or understandings of the Company for services in the nature of a finder's or origination fee with respect to the sale of the Shares hereunder.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, counsel for the Underwriters, representatives of the independent public accountants for the Company, you and your counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (other than as set forth in clause (v) above), on the basis of the foregoing, no facts have come to such counsel's attention that lead them to believe either that the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the applicable Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to, or take any responsibilities for, the financial statements included in the Registration Statement or the Prospectus or any financial or statistical data derived therefrom.

     In rendering the foregoing opinion, such counsel may rely on the following:

                     (A) as to matters involving the application of laws other than the laws of the United States, the State of California, Canada and the Province of British Columbia in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel familiar with applicable laws; and

                     (B) as to matters of fact, to the extent they deem proper, on certificates of officers of the Company and of the Subsidiaries and certificates or other written statements of officers or departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiaries and certificates of the Company's transfer agent, provided that copies of all such opinions, statements or certificates shall be delivered to Underwriters' counsel, and, if written confirmation of the Commission is not available at the time such opinion is rendered, upon the current oral representations of members of the Commission's staff with respect to the Registration Statement or any amendment or supplement thereto having become effective and the lack of issuance of a stop order or institution of proceedings for that purpose.

          (i) At or prior to the First Closing Date, the Representatives' Warrant Agreement shall have been entered into among the Company, The Seidler Companies Incorporated and Josephthal & Co. Inc. and the Representatives' Warrants shall have been sold and issued to The Seidler Companies and Josephthal & Co. Inc. as provided therein.

          (j) At or prior to the First Closing Date, you shall have received the written agreements described in Section 5(l) hereof.

          (k) At the Closing Date, the Shares shall have been approved for listing on the AMEX, subject to official notice of issuance.

          (l) The Company shall have furnished to you such additional documents and certificates as you may reasonably request.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and to counsel for the Underwriters. The Company shall furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request for each of the Underwriters. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, each Closing Date, by you. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given to the Company in writing, or by telephone and confirmed in writing.

     7.   Conditions to the Company's Obligations.  The obligations of the
          ---------------------------------------
Company are subject to the condition that, on each Closing Date, the Company shall have received a certificate executed by the Representatives that the Underwriters have not offered the Shares for sale to the public in Canada or knowingly sold any of the Shares to residents of Canada.

     8.   Indemnification.
          ---------------

          (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject under the Act, the Exchange Act or other United States or Canadian federal, state or provincial law or regulation, specifically including but not limited to losses, claims, damages or liabilities related to negligence on the part of any Underwriter, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant of the Company herein contained or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or in any "blue sky" application or other document executed by the Company or based upon any information furnished in writing by the Company, filed in any jurisdiction in order to qualify any or all of the Shares under the securities laws thereof ("Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements (with respect to the Prospectus, in the light of the circumstances under which they were made) therein not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such preliminary prospectus or the Prospectus, or such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you expressly for use therein; provided, further, that the Company will not be liable for any such losses, claims, damages, or liabilities arising from the sale of the Shares to any person if a copy of the Prospectus (as first filed pursuant to Rule 424(b)) or the Prospectus as amended or supplemented by all amendments or supplements thereto which has been furnished to the Underwriters shall not have been sent, mailed or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, but only if and to the extent that such Prospectus, if so sent or delivered, would have cured the defect giving rise to such losses, claims, damages or liabilities. In addition to its other obligations under this Section 8(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have including under this Agreement.

          (b) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, the Exchange Act or other United States or Canadian federal, state or provincial law or regulation, specifically including but not limited to losses, claims, damages or liabilities related to negligence on the part of the Company, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by you herein contained or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus or the Prospectus, or such amendment or supplement or any Blue Sky Application, in reliance upon and in conformity with information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 8(b), the Underwriters agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Company for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement shall be in addition to any liabilities which the Underwriters may otherwise have including under this Agreement.

     The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director or partner of the Company and each person, if any, who controls the Company within the meaning of the Act to the same extent as such agreement applies to the Company.

          (c) Within ten days after receipt by an indemnified party under subsection (a) or (b) above of notice of commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification provided in Section 8(a) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 8 or to the extent that it is not prejudiced as a proximate result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events such fees and expenses shall be borne by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Section 8(a) and 8(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 8(a) and 8(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 8(a) and 8(b).

          (e) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 8 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that (i) the Underwriters are responsible pro rata for that portion represented by the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price (before deducting expenses) appearing thereon, and (ii) the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, however, that if the allocation provided above is not permitted by applicable law, the Company and the Underwriters shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this
Section 8(e), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act shall have the same rights to contribution as the Company.

          (f) The parties to this Agreement acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions of this Agreement, including without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 8, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8 and further agree not to attempt to assert any such defense.

     9.   Representations and Agreements to Survive Delivery.  The
          --------------------------------------------------
representations, warranties, indemnities, agreements and other statements of the Underwriters, the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, or any Underwriter or controlling person, with respect to an Underwriter or the Company and will survive delivery of and payment for the Shares or termination of this Agreement.

     10.  Effective Date of Agreement and Termination.
          -------------------------------------------

          (a) This Agreement shall become effective (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 10:00 A.M. eastern time on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement, the Registration Statement has been declared effective, at 10:00 A.M. eastern time on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Shares for sale to the public. For the purposes of this Section 10, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams or facsimile messages (i) advising the Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first. By giving notice before the time this Agreement becomes effective, you, as the Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective, without liability of any party to any other party, except that the Company shall remain obligated to pay costs and expenses to the extent provided in Sections 5(i) and 10(d) hereof.

          (b) You may terminate this Agreement by notice to the Company at any time at or prior to the Closing Date (i) in accordance with the last paragraph of Section 6 of this Agreement; or (ii) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development which might reasonably be viewed as resulting in a material adverse change in or affecting the assets, properties, results of operation, financial condition or business prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; or (iii) if there has occurred or accelerated any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares; or (iv) if trading in any securities of the Company has been suspended by the Commission or by the NASD or the AMEX, or if trading generally on the AMEX or in the over-the-counter market has been suspended, or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority; or (v) if a banking moratorium has been declared by federal or New York or California authorities; or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in your reasonable opinion materially adversely affects or will materially adversely affect the business or operations of the Company and the Subsidiaries taken as a whole, or (vii) any action has been taken by any federal, state, provincial or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States.

          (c) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party, except to the extent provided in Sections 5(i) and 10(d). Notwithstanding any such termination, the provisions of Section 8 shall remain in effect.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof (other than by reason of a default of the Underwriters), the Company agrees, subject to demand by you, to reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel to the Underwriters), incurred by the Underwriters in connection herewith.

     11.  Default by One or More of the Underwriters.
          ------------------------------------------

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares hereunder, and if the Firm Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made pursuant to subsection 11(b) below) exceed in the aggregate 10% of the number of shares of Firm Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares to which the default relates shall be purchased by the non-defaulting Underwriters in the respective proportions that the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

          (b) If such default relates to more than 10% of the Firm Shares, you may, in your discretion, arrange for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares to which such default relates on the terms contained herein. If within 36 hours after such a default you do not arrange for the purchase of the Firm Shares to which such default relates as provided in this Section 11, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except as provided in Sections 5(i) and 8 hereof) or the several non-defaulting Underwriters (except as provided in Section 8 hereof), but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other several Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c) If the Firm Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the First Closing for a period not exceeding seven business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus that, in the opinion of counsel to the Underwriters, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares.

     12.  Default by the Company.  If the Company shall fail at the First
          ----------------------
Closing Date to sell and deliver the respective aggregate number of Firm Shares that it is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party, except to the extent provided in Sections 5(i) and 10(d) and except that the provisions of Section 8 shall remain in effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of its default.

     13.  Notices.  Except as otherwise provided in this Agreement, (a) whenever
          -------
notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing, addressed to the Company at Number 302, 1132 Hamilton Street, Vancouver VB6-2S2, British Columbia, Canada, or by telecopier (confirmed in writing) at (604) 681-3299, Attention: President, with a copy to Brand Farrar & Buxbaum LLP at 515 South Flower Street, Suite 3600, Los Angeles, California 90071-2201, or by telecopier at (213) 426-6222, Attention:
Margaret G. Graf, Esq., and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice shall be in writing addressed to the Underwriters in care of The Seidler Companies Incorporated, 515 South Figueroa Street, Suite 1100, Los Angeles, California 90071-3328, or by telecopier at (213) 688-8896, Attention: Joseph C. Sherwood, III, with a copy to Troy & Gould Professional Corporation at 1801 Century Park East, Suite 1600, Los Angeles, California 90067, or by telecopier at (310) 201-4746, Attention: Dale E. Short, Esq.

     14.  Parties.  This Agreement is made solely for the benefit of the several
          -------
Underwriters, the Company, any officer, director or controlling person referred to in Section 8 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement. The term "successors and assigns," as used in this Agreement, shall not include any purchaser of any of the Shares from any of the Underwriters merely by reason of such purchase. In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters and the Representatives, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you jointly or by The Seidler Companies Incorporated on your behalf.

     15.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, without giving effect to the choice of law or conflict of laws principles thereof.

     16.  Consent to Jurisdiction and Service of Process.  All judicial
          ----------------------------------------------
proceedings arising out of or relating to this Agreement and the Representatives' Warrant Agreement or the transactions contemplated hereby or thereby may be brought in any state or federal court of competent jurisdiction in the County of Los Angeles, State of California, and by execution and delivery of this Agreement, each of the parties hereto accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non
                                                               ----- ---
conveniens and irrevocably agrees to be bound by any judgment rendered thereby
----------
in connection with this Agreement. Each of the parties hereby agrees that service of process sufficient for personal jurisdiction in any action against such party in the State of California may be made by any means permitted in California to the party at the address provided in Section 13 hereof, and each of the parties hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of a party to bring proceedings against the other party in the courts of any other jurisdiction.

     17.  Counterparts; Facsimile Transmissions.  This Agreement may be signed
          -------------------------------------
in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Upon the request of any party, any party who shall have delivered an executed counterpart of this Agreement by facsimile shall deliver a manually executed counterpart as well, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

     Please confirm, by signing and returning to us counterparts of this Agreement, that you are acting on behalf of yourselves and the several Underwriters and that the foregoing correctly sets forth the Agreement among the Company and the several Underwriters.

                          Very truly yours,

                          PEACE ARCH ENTERTAINMENT INC.



                          By
                            -----------------------------------------
                            Name: W. D. Cameron White
                            Title:  Chief Executive Officer



Confirmed and accepted as of
the date first above mentioned

THE SEIDLER COMPANIES INCORPORATED
JOSEPHTHAL & CO. INC.,



By:  THE SEIDLER COMPANIES INCORPORATED
     On behalf of themselves and the other
     Underwriters named in Schedule I hereto



     By
       -------------------------------------
       Name: Joseph C. Sherwood, III
       Title:  Managing Director